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                                                                   EXHIBIT 10.17

                                 FIRST AMENDMENT
                                       TO
                             PIONEER HOSPITAL LEASE

         The FIRST AMENDMENT TO PIONEER HOSPITAL LEASE (the "First Amendment") is executed this 15th day of August, by and between AHP of UTAH, INC., a Utah Corporation, having its principal office at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, as Landlord ("Landlord") and Paracelsus Pioneer Valley Hospital, Inc., a Utah Corporation, and a wholly subsidiary of Paracelsus Healthcare Corporation, a California Corporation ("PHC") having as its principal place of business at 155 N. Lake Ave., Suite 1100, Pasadena, California 91101, as Tenant ("Tenant").

                                    RECITALS:

         A. Landlord and Tenant have entered into that certain Lease Agreement (the "Lease") dated as of May 15, 1996, pursuant to which Tenant leases certain real property utilized in connection with Pioneer Valley Hospital, a general acute care hospital located in West Valley City, Utah and licensed by the Health Facility Licensure Bureau to operate 139 beds, and related facilities, including but not limited to the Property as defined in the Lease.

         B. PHC has entered into a merger agreement with Champion Healthcare corporation, "CHC", pursuant to which CHC will merge with a wholly owned subsidiary of PHC and CHC becoming a wholly owned subsidiary of PHC (the "Merger") and as part and parcel to such Merger PHC is refinancing its existing $250 million dollar credit facility with Bank of America with a new, $400 million dollar credit facility with B of A (as defined below), is offering approximately 5.0 million shares of PHC for sale to the public, and is issuing PHC shares to the existing shareholders of CHC.

         C. Tenant and Landlord desire to amend the Lease in accordance with the terms and conditions hereinafter stated.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. DEFINED TERMS. Terms used but not defined herein shall have the meanings given thereto in the Lease.

         2. AMENDMENTS TO LEASE. Section 17(m) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

                  "(m) PHC sells or otherwise transfers, directly or indirectly, and of the capital stock of Tenant except to a Permitted Transferee (as defined below) or in connection with a Permitted Transaction (as




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         defined below) without the prior written consent of Landlord, which will not be unreasonably withheld. For purposes of this subsection 17(m) "Permitted Transferee" means (i) a transferee with respect to which Landlord has given its prior written consent, and which has provided Landlord with a written acknowledgement, in form reasonably acceptable to Landlord, that any further transfer of the capital stock which it is acquiring in Tenant will be subject to the provisions of this subsection 17(m); (ii) any wholly-owned subsidiary of PHC which provides to Landlord the written acknowledgement described in clause
         (i) above; and (iii) B of A and the other lenders ("B of A") providing credit to PHC pursuant to a Credit Agreement dated as of August 16, 1996, as such Credit Agreement may hereafter be modified or amended in accordance with its terms (the "New Credit Agreement"), to the extent that such shares of capital stock in Tenant are pledged by PHC to B of A and such lenders pursuant to such Credit Agreement."

         3. PERMITTED TRANSACTION. Landlord hereby consents to the pledge by PHC of all of the capital stock of Tenant to B of A, for itself and as agent and representative of the other lenders under the New Credit Agreement, to secure the performance by PHC of its obligations under the New Credit Agreement (a "Permitted Transaction").

         4. RATIFICATION OF LEASE. Except as expressly modified herein, the Lease is hereby ratified and confirmed by Landlord and Tenant in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Pioneer Hospital Lease as of the day and year first above written.

                                Paracelsus Pioneer Valley Hospital, Inc.



                                By:      /s/ ROBERT C. JOYNER
                                     ------------------------------------------
                                         Robert C. Joyner,
                                         Vice President

                                AHP of Utah, Inc.



                                By:      /s/ THOMAS T. SCHLICK
                                     ------------------------------------------
                                         Vice President




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